FOR IMMEDIATE RELEASE	Monday, November 4, 2019

Gannett Reports Third Quarter 2019 Results
Digital Revenues Reach 38% of Total Revenues
Digital Advertising and Marketing Services Revenues Reach 53% of Total Advertising
and Marketing Services Revenues

McLean, VA - Gannett Co., Inc. (NYSE: GCI) ("Gannett" or "company" or "we" or "our") today reported third quarter 2019 financial results for the period ended September 30, 2019.

"In the third quarter, we delivered our best same store revenue performance of the year driven by improved print and digital trends across our Marketing Solutions business and stable trends within our Consumer operations," said Paul Bascobert, president and chief executive officer. "We were pleased to see our ReachLocal segment return to same store revenue growth led by strong gains at WordStream and our local markets. We expect continued improvement within our digital advertising and marketing services revenues as we head into the fourth quarter."

"Our same store operating expenses fell 8.4% in the quarter enabling us to deliver flat Adjusted EBITDA margins year-over-year," said Ali Engel, senior vice president and chief financial officer. "We continue to focus on finding efficiencies across our operations, while also investing in strategic areas to drive future growth."

Third Quarter 2019 Consolidated Results

•	Operating revenues were $635.6 million, compared to $711.7 million in the third quarter of 2018.

•	Unfavorable changes in foreign currency exchange rates negatively impacted revenues by $3.9 million.

•	Same store operating revenues declined 7.8% year-over-year, an improvement from the second quarter decline of 9.8%.

•	Total digital revenues reached $244.3 million, or approximately 38% of total revenue.

•	Total digital advertising and marketing services revenues were $183.6 million, or 53% of total advertising and marketing services revenues.

•	GAAP net income was $10.6 million, including $7.8 million of after-tax restructuring, asset impairment charges, and other costs, offset by $5.8 million of after-tax gains on property sales.

•	Adjusted EBITDA(1) decreased 11% year-over-year to $62.2 million, representing a margin of 9.8%, consistent with the third quarter of 2018.

Third Quarter 2019 Publishing Segment

•	Publishing segment operating revenues were $549.8 million compared to $616.4 million in the third quarter of 2018. On a same store basis, segment revenues declined 9.1%.

•	Same store print advertising revenues declined 18.0% year-over-year, an improvement from the second quarter decline of 18.5%.

•	Digital advertising and marketing services revenues of $100.3 million declined 3.7% year-over-year, on a same store basis, better than the 4.5% decline in the second quarter.

◦
Digital marketing services revenues of $22.2 million increased 11.1%, on a same store basis, driven by strong gains at Newsquest and higher average revenue per client and client growth in our US local markets.

◦	Digital media advertising revenues of $64.5 million declined 2.5%, on a same store basis, due to weakness in domestic local display which offset continued growth in domestic national and Newsquest.

◦
Digital classified advertising revenues of $13.5 million declined 24.4%, on a same store basis, reflecting expected weakness across all categories, including the negative impact from our early exit from the Cars.com agreement.

•	Same store circulation revenues declined 5.8% from the prior year quarter, substantially unchanged from the second quarter trend.

•	Digital-only subscriber volumes grew 27% year-over-year and now total approximately 607,000.

•	Publishing segment Adjusted EBITDA was $69.0 million compared to $72.7 million in the prior year quarter.

Third Quarter 2019 ReachLocal Segment

•
ReachLocal segment revenues were $101.1 million compared to $109.6 million in the third quarter of 2018. On a same store basis, ReachLocal segment revenues increased 2.5%, a substantial improvement from the 6.9% decline in the second quarter, driven by strong growth at WordStream and the Gannett local markets, offset by softness in the remaining North American operations and Australia.

•	Adjusted EBITDA was $12.8 million, representing a margin of 12.6% compared to 15.8% in the third quarter of 2018.

Third Quarter 2019 Cash Flow

•	Net cash flow provided by operating activities was approximately $64.2 million compared to $60.9 million provided by operating activities in the prior year quarter.

•	Capital expenditures were $15.4 million, primarily for product development, technology investments, and maintenance projects.

•	The company paid dividends of $18.4 million; there were no share repurchases.

•	As of the end of the third quarter, the company had a cash balance of $101.4 million, $120.0 million drawn on its revolver, and $173.1 million in convertible notes(2), or net debt of $191.7 million.

Outlook

For 2019, the company expects the following (assuming the company remains a stand-alone entity through the end of the year(3)):

•	Consolidated revenues of $2.61-2.63 billion, as compared to $2.74-2.81 billion previously.

•	Consolidated Adjusted EBITDA of $285-295 million.

•	Capital expenditures of $45-50 million, excluding real estate projects.

•	Depreciation and amortization of $135-145 million, excluding accelerated depreciation related to facility consolidations.

•	The non-operating cost associated with our pension plans, recorded in other non-operating items, is currently estimated to be between $20-25 million as compared to a credit of $5 million in 2018.

•	A non-GAAP effective tax rate of 28-30%.(1)

[1]
The company defines adjusted EBITDA as earnings before income taxes, interest expense, equity income, other non-operating items, restructuring costs, acquisition-related expenses, asset impairment charges, depreciation, amortization and other items. We define the non-GAAP effective tax rate as the tax rate excluding any non-recurring one-item tax adjustments. Because of the variability of these and other items as well as the impact of future events on these items, management is unable to reconcile without unreasonable effort the company's forecasted range of adjusted EBITDA and non-GAAP tax rate for the full year to a comparable GAAP range.

[2]
The total aggregate principal related to our offering of convertible notes was $201.3 million. At issuance, this principal value was bifurcated into liability and equity components totaling $171.1 million and $30.2 million, respectively. The carrying value of the liability component as of September 30, 2019 is $173.1 million.

[3]
The company currently expects to close its pending merger with New Media Investment Group Inc. ("New Media") shortly following the Gannett and New Media special stockholder meetings that are scheduled for November 14, 2019. The completion of the merger remains subject to the receipt of certain approvals from Gannett and New Media stockholders and the satisfaction of other customary closing conditions.

* * * *

Conference Call Information
The company will hold a conference call at 10:00 a.m. ET today to discuss its third quarter results. The call can be accessed via live webcast through the company's investor site, http://investors.gannett.com/ or listen-only conference lines. U.S. callers should dial 855-462-1958 and international callers should dial 503-343-6635 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 6391979. A conference call replay will be available through November 18, 2019. U.S. callers should dial 855-859-2056 and international callers should dial 404-537-3406.

* * * *

Forward Looking Statements

This press release contains certain forward-looking statements regarding business strategies, market potential, future financial performance and other matters. Forward-looking statements include all statements that are not historical facts. The words “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Whether or not any such forward-looking statements are in fact achieved will depend on future events, some of which are beyond our control. The matters discussed in these forward-looking statements are subject to a number of risks, trends, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. These factors include, among other things:

•
Risks and uncertainties relating to the proposed transaction between us and New Media Investment Group Inc., including the parties' ability to consummate the proposed transaction in the time period expected or at all, and risks relating to the parties' ability to achieve the anticipated benefits of the proposed transaction;

•	Our ability to achieve our strategic transformation;

•	Potential disruption due to the reorganization of our sales force;

•	An accelerated decline in general print readership and/or advertiser patterns as a result of changing consumer preferences, competitive alternative media, or other factors;

•	An inability to adapt to technological changes or grow our digital businesses;

•
Risks associated with the operation of an increasingly digital business, such as rapid technological changes, challenges associated with new delivery platforms, declines in web traffic levels, technical failures and proliferation of ad blocking technologies;

•	Competitive pressures in the markets in which we operate;

•	Macroeconomic trends and conditions;

•	Increases in newsprint costs over the levels anticipated or declines in newsprint supply;

•
Risks and uncertainties associated with our ReachLocal segment, including its significant reliance on Google for media purchases, its international operations and its ability to develop and gain market acceptance for new products or services;

•	Our ability to protect our intellectual property or defend successfully against infringement claims;

•	Our ability to attract and retain talent;

•	Labor relations, including, but not limited to, labor disputes which may cause business interruptions, revenue declines or increased labor costs;

•	Potential disruption or interruption of our IT systems due to accidents, extraordinary weather events, civil unrest, political events, terrorism or cyber security attacks;

•
Risks and uncertainties related to strategic acquisitions, investments, or divestitures, including distraction of management attention, incurrence of additional debt, integration challenges, and failure to realize expected benefits or synergies or to operate businesses effectively following acquisitions;

•	Risks of financial loss and reputational harm related to reduction or closure of operations in light of ongoing challenges affecting the publishing industry;

•	Variability in the exchange rate relative to the U.S. dollar of currencies in foreign jurisdictions in which we operate;

•	Risks associated with our underfunded pension plans and the plans of our affiliates and investees;

•
Adverse outcomes in litigation or proceedings with governmental authorities or administrative agencies, or changes in the regulatory environment, any of which could encumber or impede our efforts to improve operating results or the value of assets;

•
Volatility in financial and credit markets which could affect the value of retirement plan assets and our ability to raise funds through debt or equity issuances and otherwise affect our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms;

•	Risks to our liquidity related to the redemption, conversion and similar features of our convertible notes;

•	Political, economic, and market uncertainty resulting from the pending withdrawal of the U.K. from the European Union; and

•	Other uncertainties relating to general economic, political, business, industry, regulatory and market conditions.

A further description of these and other important risks, trends, uncertainties and other factors is provided in the company’s filings with the U.S. Securities and Exchange Commission, including the company’s annual report on Form 10-K for fiscal year 2018. Any forward-looking statements should be evaluated in light of these important risk factors. The company is not responsible for updating or revising any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release also contains a discussion of certain non-GAAP financial measures that the company presents to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures can be found in the tables accompanying this press release.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an innovative, digitally focused media and marketing solutions company committed to strengthening communities across our network. With an unmatched local-to-national reach, Gannett touches the lives of more than 125 million people monthly with our Pulitzer-Prize winning content, consumer experiences and benefits, and advertiser products and services. Gannett brands include USA TODAY NETWORK with the iconic USA TODAY and more than 100 local media brands, digital marketing services companies ReachLocal, WordStream and SweetIQ, and U.K. media company Newsquest. To connect with us, visit www.gannett.com.

For investor inquiries, contact:	For media inquiries, contact:
Stacy Cunningham	Stephanie Tackach
VP, Financial Planning & Investor Relations	Director, Public Relations
703-854-3168	212-715-5490
investors@gannett.com	stackach@gannett.com

# # #

CONSOLIDATED STATEMENTS OF INCOME Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 1

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

Operating revenues:
Advertising and marketing services	$345,223	$403,374	$1,078,786	$1,233,849
Circulation	240,591	258,873	740,410	789,265
Other	49,755	49,467	140,135	142,319
Total operating revenues	635,569	711,714	1,959,331	2,165,433

Operating expenses:
Cost of sales	396,152	446,423	1,210,405	1,355,460
Selling, general and administrative expenses	186,060	200,093	581,230	612,235
Depreciation and amortization	32,281	38,427	104,792	117,057
Gain on sale of property	(7,669)	—	(41,319)	—
Restructuring costs	2,540	11,535	30,270	33,445
Asset impairment charges	632	1,701	1,435	15,940
Total operating expenses	609,996	698,179	1,886,813	2,134,137
Operating income	25,573	13,535	72,518	31,296

Non-operating income (expense):
Interest expense	(6,739)	(7,135)	(20,583)	(17,548)
Other non-operating items, net	(5,393)	9,800	(14,527)	18,153
Non-operating income (expense)	(12,132)	2,665	(35,110)	605

Income before income taxes	13,441	16,200	37,408	31,901
Provision for income taxes	2,796	2,848	11,943	2,620
Net income	$10,645	$13,352	$25,465	$29,281

Earnings per share - basic	$0.09	$0.12	$0.22	$0.26
Earnings per share - diluted	$0.09	$0.11	$0.22	$0.25

Weighted average number of common shares outstanding:
Basic	114,615	113,047	114,529	112,916
Diluted	118,232	116,271	117,660	116,113

SEGMENT INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 2

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

Operating revenues:
Publishing	$549,774	$616,384	$1,705,114	$1,899,595
ReachLocal	101,132	109,566	296,879	306,489
Corporate and Other	2,458	1,731	5,751	5,516
Intersegment eliminations	(17,795)	(15,967)	(48,413)	(46,167)
Total	$635,569	$711,714	$1,959,331	$2,165,433

Adjusted EBITDA:
Publishing	$68,964	$72,739	$241,011	$244,855
ReachLocal	12,755	17,340	32,586	33,820
Corporate and Other	(19,510)	(19,987)	(71,840)	(67,916)
Total	$62,209	$70,092	$201,757	$210,759

Depreciation and amortization:
Publishing	$16,831	$21,382	$54,328	$71,828
ReachLocal	11,087	12,096	37,171	29,505
Corporate and Other	4,363	4,949	13,293	15,724
Total	$32,281	$38,427	$104,792	$117,057

Capital expenditures:
Publishing	$6,026	$4,421	$14,566	$14,851
ReachLocal	5,313	5,422	15,162	13,164
Corporate and Other	4,011	6,498	11,540	15,848
Total	$15,350	$16,341	$41,268	$43,863

SAME STORE REVENUE DETAIL Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 3

	Three months ended
	September 30, 2019	September 30, 2018	% Change

Reported total revenue	$635,569	$711,714	(10.7%)
Acquired revenues	(194)	—	***
Currency impact	3,945	—	***
Day-adjusted	6,364	—	***
Exited operations	—	(11,488)	(100.0%)
Same store revenue	$645,684	$700,226	(7.8%)

Reported advertising and marketing services revenue	$345,223	$403,374	(14.4%)
Acquired revenues	(194)	—	***
Currency impact	2,577	—	***
Day-adjusted	4,257	—	***
Exited operations	—	(11,477)	(100.0%)
Same store advertising and marketing services revenue	$351,863	$391,897	(10.2%)

Reported circulation revenue	$240,591	$258,873	(7.1%)
Currency impact	1,044	—	***
Day-adjusted	2,107	—	***
Exited operations	—	—	***
Same store circulation revenue	$243,742	$258,873	(5.8%)

*** Indicates an absolute value percentage change greater than 100.

PUBLISHING REVENUE DETAIL Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 4

	Three months ended
	September 30, 2019	September 30, 2018	% Change

Publishing revenue detail
Print advertising:
Local	$71,150	$90,713	(21.6%)
Classified	54,613	67,970	(19.7%)
National	35,846	45,341	(20.9%)
Total print advertising	161,609	204,024	(20.8%)
Digital advertising and marketing services:
Digital media	64,532	67,504	(4.4%)
Digital classified	13,540	18,181	(25.5%)
Digital marketing services	22,205	20,066	10.7%
Total digital advertising and marketing services	100,277	105,751	(5.2%)
Total advertising and marketing services	261,886	309,775	(15.5%)

Circulation	240,591	258,873	(7.1%)

Other	47,297	47,736	(0.9%)

Total Publishing revenue	$549,774	$616,384	(10.8%)

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures, which may not be comparable to similarly titled measures reported by other companies, should not be considered in isolation from or as a substitute for the related GAAP measures and should be read together with financial information presented on a GAAP basis.

The company defines its non-GAAP measures as follows:

•
Adjusted EBITDA is a non-GAAP financial performance measure that the company believes offers a useful view of the overall operation of our business. The company defines adjusted EBITDA as net income before (1) income taxes, (2) interest expense, (3) equity income, (4) other non-operating items, (5) restructuring costs, (6) asset impairment charges, (7) certain gains or losses on sales of properties, (8) other items (including acquisition-related expenses, certain business transformation costs, litigation expenses, and gains or losses on certain investments), and (9) depreciation and amortization. The most directly comparable GAAP financial measure is net income.

•
Adjusted net income is a non-GAAP financial performance measure that the company uses for calculating adjusted earnings per share ("EPS"). Adjusted net income is defined as net income before the adjustments we apply in calculating adjusted EPS, as described below. We believe presenting adjusted net income is useful to enable investors to understand how we calculate adjusted EPS, which provides a useful view of the overall operation of the company's business. The most directly comparable GAAP financial measure is net income.

•
Adjusted diluted EPS is a non-GAAP financial performance measure that the company believes offers a useful view of the overall operation of our business. The company defines adjusted EPS as EPS before tax-effected (1) restructuring costs (including accelerated depreciation), (2) asset impairment charges, (3) non-operating (gains) losses, (4) certain gains or losses on sales of properties, and (5) other items (including acquisition-related expenses, certain business transformation expenses, litigation expenses, and gains or losses on certain investments). The tax impact on these non-GAAP tax deductible adjustments is based on the estimated statutory tax rates for the United Kingdom of 19.0% and the United States of 25.5%. The most directly comparable GAAP financial measure is diluted EPS.

•
Free cash flow is a non-GAAP liquidity measure that adjusts our reported GAAP results for items that we believe are critical to the ongoing success of our business. The company defines free cash flow as cash flow from operating activities as reported on the statement of cash flows less capital expenditures, which results in a figure representing free cash flow available for use in operations, additional investments, debt obligations, and returns to shareholders. The most directly comparable GAAP financial measure is net cash from operating activities.

The company uses non-GAAP financial measures for purposes of evaluating its performance and liquidity. Therefore, the company believes that each of the non-GAAP measures presented provides useful information to investors by allowing them to view our businesses through the eyes of our management and Board of Directors, facilitating comparison of results across historical periods, and providing a focus on the underlying ongoing operating performance of our business. Many of our peer group companies present similar non-GAAP measures to better facilitate industry comparisons.

NON-GAAP FINANCIAL INFORMATION ADJUSTED EBITDA Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 5

	Three months ended September 30, 2019
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net income (GAAP basis)				$10,645
Provision for income taxes				2,796
Interest expense				6,739
Other non-operating items, net				5,393
Operating income (loss) (GAAP basis)	$57,279	$(186)	$(31,520)	$25,573
Depreciation and amortization	16,831	11,087	4,363	32,281
Gain on sale of property	(7,669)	—	—	(7,669)
Restructuring costs	1,885	233	422	2,540
Asset impairment charges	632	—	—	632
Other items (a)	6	1,621	7,225	8,852
Adjusted EBITDA (non-GAAP basis)	$68,964	$12,755	$(19,510)	$62,209
(a) Includes costs incurred related to the pending merger with New Media of $6.7 million for the three months ended September 30, 2019

	Three months ended September 30, 2018
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net income (GAAP basis)				$13,352
Provision for income taxes				2,848
Interest expense				7,135
Other non-operating items, net				(9,800)
Operating income (loss) (GAAP basis)	$45,009	$2,483	$(33,957)	$13,535
Depreciation and amortization	21,382	12,096	4,949	38,427
Restructuring costs	4,919	1,159	5,457	11,535
Asset impairment charges	1,430	271	—	1,701
Other items (b)	(1)	1,331	3,564	4,894
Adjusted EBITDA (non-GAAP basis)	$72,739	$17,340	$(19,987)	$70,092
(b) Includes acquisition costs of $2.9 million for the three months ended September 30, 2018

NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands

Table No. 5 (continued)

	Nine months ended September 30, 2019
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net income (GAAP basis)				$25,465
Provision for income taxes				11,943
Interest expense				20,583
Other non-operating items, net				14,527
Operating income (loss) (GAAP basis)	$198,693	$(10,360)	$(115,815)	$72,518
Depreciation and amortization	54,328	37,171	13,293	104,792
Gain on sale of property	(41,319)	—	—	(41,319)
Restructuring costs	25,964	473	3,833	30,270
Asset impairment charges	1,435	—	—	1,435
Other items (c)	1,910	5,302	26,849	34,061
Adjusted EBITDA (non-GAAP basis)	$241,011	$32,586	$(71,840)	$201,757

(c) Includes costs incurred as a direct result of the proxy contest of $17.9 million and costs incurred related to the pending merger with New Media of $7.4 million for the nine months ended September 30, 2019

	Nine months ended September 30, 2018
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net income (GAAP basis)				$29,281
Provision for income taxes				2,620
Interest expense				17,548
Other non-operating items, net				(18,153)
Operating income (loss) (GAAP basis)	$133,212	$(2,179)	$(99,737)	$31,296
Depreciation and amortization	71,828	29,505	15,724	117,057
Restructuring costs	22,603	4,704	6,138	33,445
Asset impairment charges	15,669	271	—	15,940
Other items (d)	1,543	1,519	9,959	13,021
Adjusted EBITDA (non-GAAP basis)	$244,855	$33,820	$(67,916)	$210,759
(d) Includes acquisition costs of $6.7 million for the nine months ended September 30, 2018

NON-GAAP FINANCIAL INFORMATION ADJUSTED DILUTED EPS Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 6

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

Gain on sale of property	$(7,669)	$—	$(41,319)	$—
Restructuring costs (including accelerated depreciation)	2,540	13,665	32,524	41,722
Asset impairment charges	632	1,701	1,435	15,940
Loss (gain) from other non-operating activities	472	(5,510)	4,780	(5,002)
Other items (a)	8,887	4,708	33,483	10,639
Pretax impact	4,862	14,564	30,903	63,299
Income tax impact of above items	(1,292)	(4,062)	(7,776)	(16,161)
Tax benefit	—	(529)	—	(2,623)
Other tax-related items	$—	$—	$1,879	$—
Impact of items affecting comparability on net income	$3,570	$9,973	$25,006	$44,515

Net income (GAAP basis)	$10,645	$13,352	$25,465	$29,281
Impact of items affecting comparability on net income	3,570	9,973	25,006	44,515
Adjusted net income (non-GAAP basis)	$14,215	$23,325	$50,471	$73,796

Earnings per share - diluted (GAAP basis)	$0.09	$0.11	$0.22	$0.25
Impact of items affecting comparability on net income	$0.03	$0.09	$0.21	$0.39
Adjusted earnings per share - diluted (non-GAAP basis)	$0.12	$0.20	$0.43	$0.64

Diluted weighted average number of common shares outstanding (GAAP basis)	118,232	116,271	117,660	116,113
Diluted weighted average number of common shares outstanding (non-GAAP basis)	118,232	116,271	117,660	116,113
(a) Includes costs incurred as a direct result of the proxy contest of $17.9 million and costs incurred related to the pending merger with New Media of $7.4 million for the nine months ended September 30, 2019.

NON-GAAP FINANCIAL INFORMATION FREE CASH FLOW Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 7

	Three months ended September 30, 2019	Nine months ended September 30, 2019

Net cash flow from operating activities (GAAP basis)	$64,210	$99,856
Capital expenditures	(15,350)	(41,268)
Free cash flow (non-GAAP basis)	$48,860	$58,588